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                                                                   Exhibit 4.a.i

                     RESOLUTIONS OF THE PRICING COMMITTEE OF
                             THE BOARD OF DIRECTORS
                              OF MASCO CORPORATION
                                  JULY 29, 1999

     In lieu of a meeting, the undersigned, being all of the members of the Pricing Committee of the Board of Directors of Masco Corporation, a Delaware corporation, (the "Company") adopt the following resolutions:

     WHEREAS, Masco Corporation, a Delaware corporation (the "Company") the Company has filed a Registration Statement (No. 33-56043) on Form S-3 with the Securities and Exchange Commission, which is in effect;

     WHEREAS, the Company desires to create an additional series of securities under the Indenture dated as of December 1, 1982 (as amended to the date hereof, the "Indenture"), with The First National Bank of Chicago, as successor trustee to Morgan Guaranty Trust Company of New York (the "Trustee"), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of this Company ("Securities") in one or more series under such Indenture; and

     WHEREAS, capitalized terms used in these resolutions and not otherwise defined are used with the same meaning ascribed to such terns in the Indenture;

     THEREFORE RESOLVED, that there is established a series of Securities under the Indenture, the terms of which shall be as follows:

     1. The Securities of such series shall be designated as the 7-3/4% Debentures Due August 1, 2029".

     2. The aggregate principal amount of Securities of such series which may be authenticated and delivered under the Indenture is limited to Three Hundred Million Dollars ($300,000,000), except for Securities of such series authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 2.07, 2.08, 2.09, 9.04 or 14.03 of the Indenture.

     3. The date on which the principal of the Securities of such series shall be payable is August 1, 2029.

     4. The Securities of such series shall bear interest from August 3, 1999 at the rate of 7-3/4% per annum, payable semi-annually on February 1 and August 1 of each year commencing on February 1, 2000, until the principal thereof is paid or made available for payment. The January 15 or July 15 (whether or not a business day), as the case may be, next preceding each such interest payment date shall be the "record date" for the determination of holders to whom interest is payable.

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     5. The Securities shall be issued initially in the form of one or more global securities registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), and will be held by the Trustee as custodian for DTC. The Securities shall be subject to the procedures of DTC described in the Company's prospectus supplement dated July 29, 1999 relating to the Securities and, except as described in such prospectus supplement, will not be issued in definitive registered form.

     6. The principal of and interest on the Securities of such series shall be payable at the office or agency of this Company maintained for such purpose under Section 3.02 of the Indenture in the Borough of Manhattan, the City of New York, or at any other office or agency designated by the Company, for such purpose pursuant to the Indenture; provided, however, that if Securities in definitive registered form are issued, then at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on the Company's registry books.

     7. The Securities of such series shall not be redeemable prior to maturity.

     8. The Securities of such series shall be issuable in denominations of One Thousand Dollars ($1,000) and any integral multiples thereof.

     9. The Securities shall be issuable at a price such that this Company shall receive $293,766,000 after an underwriting discount of $2,625,000.

     10. The Securities shall be subject to defeasance and discharge and to defeasance of certain obligations as set forth in the Indenture.

     FURTHER RESOLVED, that the Securities of such series are declared to be issued under the Indenture and subject to the provisions hereof;

     FURTHER RESOLVED, that the Chairman of the Board, the President or any Vice President of the Company is authorized to execute, on the Company's behalf and in its name, and the Secretary or any Assistant Secretary of the Company is authorized to attest to such execution and under the Company's seal (which may be in the form of a facsimile of the Company's seal), $300,000,000 aggregate principal amount of the Securities of such series (and in addition Securities to replace lost, stolen, mutilated or destroyed Securities and Securities required for exchange, substitution or transfer, all as provided in the Indenture) in fully registered form in substantially the form of the debenture filed as an exhibit to the Company's Registration Statement on Form S-3 (No. 33-56043), but with such changes and insertions therein as are appropriate to conform the Securities to the terms set forth herein or otherwise as the respective officers executing the Securities shall approve and as are not inconsistent with these resolutions, such approval to be conclusively evidenced by such officer's execution and delivery of such Securities, and to deliver such Securities to the Trustee for authentication, and the Trustee is authorized and directed thereupon to authenticate and deliver the same to or upon the written order of this Company as provided in the Indenture;

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     FURTHER RESOLVED, that the signatures of the Company officers so authorized to execute the Securities of such series may be the manual or facsimile signatures of the present or any future authorized officers and may be imprinted or otherwise reproduced thereon, and the Company for such purpose adopts each facsimile signature as binding upon it notwithstanding the fact that at the time the respective Securities shall be authenticated and delivered or disposed of, the individual so signing shall have ceased to hold such office;

     FURTHER RESOLVED, that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. are appointed as the underwriters for the issuance and sale of the Securities of such series, and the Chairman of the Board, the President or any Vice President of the Company is authorized, in the Company's name and on its behalf, to execute and deliver an Underwriting Agreement, substantially in the form heretofore approved by the Company's Board of Directors, with such underwriters, with such changes and insertions therein as are appropriate to conform such Underwriting Agreement to the terms set forth herein or otherwise as the officer executing such Underwriting Agreement shall approve and as are not inconsistent with these resolutions, such approval to be conclusively evidenced by such officer's execution and delivery of the Underwriting Agreement;

     FURTHER RESOLVED, that The First National Bank of Chicago, the Trustee under the Indenture, is appointed trustee for Securities of such series, and as Agent of this Company for the purpose of effecting the registration, transfer and exchange of the Securities of such series as provided in the Indenture, and the corporate trust office of The First National Bank of Chicago in the Borough of Manhattan, The City of New York is designated pursuant to the Indenture as the office or agency of the Company where such Securities may be presented for registration, transfer and exchange and where notices and demands to or upon this Company in respect of the Securities and the Indenture may be served;

     FURTHER RESOLVED, that The First National Bank of Chicago is appointed Paying Agent of this Company for the payment of interest on and principal of the Securities of such series, and the corporate trust office of The First National Bank of Chicago, is designated, pursuant to the Indenture, as the office or agency of the Company where Securities may be presented for payment; and

     FURTHER RESOLVED, that each of the Company's officers is authorized and directed, on behalf of the Company and in its name, to do or cause to be done everything such officer deems advisable to effect the sale and delivery of the Securities of such series pursuant to the Underwriting Agreement and otherwise to carry out the Company's obligations under the Underwriting Agreement, and to do or cause to be done everything and to execute and deliver all documents as such officer deems advisable in connection with the execution and delivery of the Underwriting Agreement and the execution, authentication and delivery of such Securities (including, without limiting the generality of the foregoing, delivery to the Trustee of the Securities for authentication and of requests or orders for the authentication and delivery of Securities).

Dated: July 29, 1999


                                        /s/ Richard A. Manoogian
                                        ----------------------------------------
                                        Richard A. Manoogian


                                        /s/ Wayne B. Lyon
                                        ----------------------------------------
                                        Wayne B. Lyon


                                        /s/ John A. Morgan
                                        ----------------------------------------
                                        John A. Morgan

                 Permanent Global Registered Fixed Rate Security

     THIS DEBENTURE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MASCO CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                MASCO CORPORATION
                       7-3/4% Debenture Due August 1, 2029

REGISTERED                                                   CUSIP No. 574599AT3
No. R-1

Masco Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) on August 1, 2029, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 1 and August 1 of each year, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Debenture, from the February 1 or August 1, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no Interest has been paid or duly provided for on the Debentures since the original issue date (as defined in the Indenture referred to on the reverse hereof) of this Debenture, in which case from the original issue date, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after January 15 or July 15, as the case may be, and before the following February 1 or August 1, this Debenture shall bear interest from such February 1 or August 1; provided, however, that if the Company shall default in the payment of interest on such February 1 or August 1, then this Debenture shall bear interest from the next preceding February 1 or August 1 to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Debentures since the original issue date (as defined in such Indenture) of this Debenture, from the original issue date hereof. The interest so payable on any February 1 or August 1 will, subject to certain exceptions provided in such Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the January 15 or July 15, as the case may be, next preceding such February 1 or August 1, whether or not such January 15 or July 15 is a business day, and may, at the option of the Company, be paid by check mailed to the registered address of such person.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under such Indenture.

                             ****[end of page 2]***

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IN WITNESS WHEREOF, Masco Corporation has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its Chairman of the Board or its President and imprinted with a manual or facsimile of its corporate seal, attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated: August 3, 1999

Masco Corporation


By
   -------------------------------------
   Chairman of the Board


Attest


By
   -------------------------------------
   Secretary

CERTIFICATE OF AUTHENTICIATION

This is one of the securities of the series designated therein referred to in the within-mentioned indenture.


THE FIRST NATIONAL BANK OF CHICAGO,
   AS TRUSTEE


BY
   -------------------------------------
   AUTHORIZED OFFICER

                              REVERSE OF DEBENTURES

     This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of December 1, 1982 (herein called the "Indenture"), duly executed and delivered by the Company to The First National Bank of Chicago (as successor trustee to Morgan Guaranty Trust Company of New York), Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the 7-3/4% Debentures Due August 1, 2029 of the Company, limited in aggregate principal amount to $300,000,000.

     In case an Event of Default with respect to the 7-3/4% Debentures Due August 1, 2029 shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time outstanding of all series to be affected (voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or reduce any amount payable on redemption thereof or make the principal thereof or any interest of premium thereon payable in any coin or currency other than that hereinbefore provided, or impair or affect the right of any holder to institute suit for payment thereof or the right of repayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid principal amount of Securities of all series to be affected, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Securities so affected then outstanding. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding (or, in the case of certain defaults or Events of Default, all the Securities) may on behalf of the holders of all of the Securities of such series (or all the Securities, as the case may be) waive any such past default or Event of Default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest, if any, on any of the Securities. Any such consent or waiver by the holder of this

Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or transfer hereof or in substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Debentures are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000. Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company for such registration in the Borough of Manhattan, The City of New York, or any other location or locations as may be provided for pursuant to the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Debentures may not be redeemed prior to maturity.

     The Debentures will be subject to defeasance and discharge and to defeasance of certain obligations as set forth in the Indenture.

     The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the holder hereof as the absolute hereof (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary. All payments made to or upon the order of such holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable hereon.

     No recourse for the payment of the principal of, or premium, if any, or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     All terms used in this Debenture which are defined in the Indenture shall have the respective meanings ascribed to them therein.

     This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of that State.

                             ****[end of page 6]****

The following abbreviations, where such abbreviations appear on this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _______________ Custodian _______________
                         (Cust)                   (Minor)

                    under Uniform Gifts to Minors Act _______________
                                                          (State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

--------------------------------------------------------------------------------
the within Debenture of MASCO CORPORATION and hereby does irrevocably constitute and appoint

_________________________________________________ Attorney to transfer the said
Debenture on the books of the within-named Company, with full power of substitution in the premises.

Dated ______________     ____________________________________________________
                         NOTICE: THE SIGNATURE TO THIS AGREEMENT MUST
                         CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF
                         THE CERTIFICATE IN EVERY PARTICULAR WITHOUT
                         ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.